LORAL SAVINGS

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Informally Known as the Loral Savings SERP

and also as

the Loral DC SERP or Loral 401(k) SERP

Restated to reflect

amendments

made through December 17, 2008

TABLE OF CONTENTS

INTRODUCTION
Article 1 Definitions
Account
Accrual Service
Affiliate
Alternate Payee
Beneficiary
Board
Cause
Code
Committee
Company
Company Stock
Company Stock Fund
Compensation
Contributions
Effective Date
Employee
Employer
Employer Contribution
Employer Matching Contributions

Employer Matching Contribution Account
ERISA
FICA
Investment Committee
Investment Fund
Investment Manager
Loral
Participant
Pension Plan
Plan
Plan Sponsor
Plan Year
Proper Application
QDRO
Qualified
Reg.
Required Payment Date
Retirement Contributions
Retirement Contribution Account
Savings Plan
Service
Separation from Service
Spouse
Trust
Trust Agreement
Trustee
Valuation Date
Vesting Service
Year of Service
Year of Vesting Service

Article 2 Eligibility for Plan Participation and Benefit Accruals
2.1 2.2 2.3 2.4 2.5	General Rules of Eligibility for Plan Participation
General Rules of Eligibility to Accrue Plan Benefits
How Accrual Service is Credited
Eligibility to Accrue Employer Matching Contributions under this Plan
Eligibility to Accrue Retirement Contributions under this Plan

Article 3 Contributions, Benefit Formulas, and Accounts
3.1 3.2	Deemed Contributions and Notional Accounts General Rules Concerning Contributions

3.3	Discontinuance or Suspension of Employer Matching Contributions or Retirement Contributions under the Savings Plan; Employer’s Withdrawal from Basic Plan

3.4	Accounting for Earnings and Losses in the Notional Accounts, and Paying Benefits from Notional Accounts

3.5 3.6 3.7 3.8 3.9 3.10 3.11 3.12 3.13 3.14 3.15 3.16 3.17 3.18 3.19 3.20 3.21 3.22	Formula for Employer Matching Contributions
Formula for Retirement Contributions
Accounts Established under the Plan
Plan Investment Funds
Fees and Expenses
How to Select among the Investment Funds
Transfers among Investment Funds – Changing Investment Selections
Securities Law Restrictions on “Insider” Trading
Participant’s Statements
Discontinued Funds
Effect of Transfers Between Funds
Purchase of and Allocation of Company Stock
Voting of Company Stock
Employer’s Payments of Contributions with respect to Company Stock
Valuation of the Investment Funds
Effect of Valuations
No Liability for Fluctuations in Value
Corrective Adjustments to Accounts

Article 4 Vesting and Forfeitures
4.1 4.2 4.3 4.4 4.5 4.6 4.7 4.8 4.9	Vesting Defined
Initial Vesting Requirements
Special Vesting Rules
Forfeiture after Plan Benefits have Commenced.
Cause.
Stock or Asset Sale Causing Plan Forfeiture
Additional Events of Forfeiture
Determinations by the Committee.
Conditions for Payment Eligibility.

Article 5 Plan Administration
5.1 5.2 5.3 5.4 5.5 5.6 5.7 5.8 5.9 5.10	Committee’s Discretionary Power to Interpret and Administer the Plan
Rules and Powers of the Committee
Claims Procedure
QDRO Claim
Indemnification of Fiduciaries; No Personal Liability
Power to Execute Plan and Other Documents
Conclusiveness of Records
Power to Amend, Suspend, Terminate, or Withdraw from the Plan
Investment Committee
Investment Manager

Article 6 Payment of Benefits
6.1 6.2 6.3 6.4 6.5 6.6 6.7	General Rules for the Payment of Plan Benefits Required Payment Date. Payments to a Beneficiary. FICA and Other Tax Withholding Loans. Withdrawals No Automatic Rollovers.

Article 7 The Trust
7.1 7.2 7.3	Trustee General Rules Regarding the Trust Common Trust Funds

Article 8 General Provisions
8.1 8.2 8.3 8.4 8.5 8.6 8.7 8.8 8.9 8.10 8.11 8.12 8.13 8.14 8.15 8.16 8.17 8.18 8.19	Effective Date of Plan Provisions
No Alienation or Assignment
QDROs
Plan Not Employment Contract
Governing Law, Code §409A, and Construction of this Plan Document
Gender and Number
Headings of Sections and Articles
Illegality of Particular Provisions
Mistaken Payments
Receipt is Release for Payments and Claims
Missing Participant or Beneficiary
Right to Plan Benefits
Payment of Plan Expenses.
Exclusive Benefit and Return of Employer Contributions
Incompetency or Minority of Distributee
If Proper Payee Cannot Be Immediately Determined
Notice to the Committee
Conclusiveness of Records
Unfunded Plan

INTRODUCTION

Beginning July 1, 2006, newly hired employees and certain rehired employees of Loral Space & Communications Inc. (“Loral”) and its affiliates became ineligible to participate in the Retirement Plan of Space Systems/Loral, Inc., the qualified defined benefit plan sponsored by Loral. Consequently, under the terms of the Space Systems/Loral, Inc. Supplemental Executive Retirement Plan (the “Pension SERP”), they were also ineligible to participate in the Pension SERP.

This plan, the Loral Savings Supplemental Executive Retirement Plan (the “Plan”), was established to partially substitute for the benefits provided under the Pension SERP, for those “top hat” employees hired or rehired by Loral companies on or after July 1, 2006, who are ineligible to be Pension SERP participants.

The Plan is designed to provide “excess benefits” – retirement benefits in excess of the Internal Revenue Code limits imposed on qualified defined contributions plans, such as the Loral Savings Plan. The Plan was established by Loral as an unfunded, nonqualified, deferred compensation pension plan, designed as a “top-hat” plan for a select group of management or highly compensated employees (as each of those terms is defined by the Department of Labor and the Internal Revenue Service, effective July 1, 2006). It was also designed so that its accruals would not be taxable to its participants and beneficiaries, until actually paid.

The Plan is designed as a defined contribution plan. Employer contributions are not restricted to profits of the company. The Plan may be informally known as the Loral Savings SERP, the Loral 401(k) SERP, and the Loral DC SERP.

The Plan provides for two types of contributions: Retirement Contributions and Employer Matching Contributions. Only employer contributions are permitted; no voluntary salary deferrals are allowed.

Restatements
The Plan has been restated to reflect amendments made through December 17, 2008. This restatement was principally designed to reflect the provisions of Code §409A. This restatement is effective
December 17, 2008. The initial document was effective July 1, 2006.Article 1 Definitions

The following terms shall have the following meanings, unless a different meaning is clearly required by the context.

As this Plan is an “excess benefit” designed in conjunction with the Savings Plan, many key terms of this Plan are defined in the Savings Plan, as the Savings Plan was amended, effective July 1, 2006. Should the Savings Plan’s definitions of these terms be further amended, then the identical amendments will apply to this Plan. The effective date of the defined terms’ Savings Plan amendment will also be the effective date of their amendment, under this Plan.

“Account” means:

(a)	the individual account or accounts established for a Participant, to track actual or deemed Contributions made on his behalf, and any earnings or losses, under Article 3.

(b)	The specific Accounts provided under the Plan include the following, each of which is separately defined:

Employer Matching Contribution Account
Retirement Contribution Account

(c)	Each Account will include sub-accounts, as appropriate, with respect to the various Investment Funds into which each such Account is invested.

(d)	Accounts will record both deemed and actually paid Contributions, and will track the earnings and losses of both.

“Accrual Service” is “Service” measured to determine the rate of an eligible Participant’s Retirement Contribution and the amount of his Employer Matching Contribution. Rules for calculating Accrual Service under this Plan are set out in Section 2.3.

“Affiliate” is defined in the Savings Plan.

“Alternate Payee” means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order, a QDRO, as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such a Participant.

“Beneficiary” means the person, trust, estate, or other entity entitled under the Plan to receive vested Plan benefits (if any) after the Participant’s death.

(a)	Participants may not generally designate Beneficiaries under this Plan. Instead, a Participant’s normal Beneficiary will be his Spouse if he is married as of his date of death.

(b)	If the Participant is not married at his date of death, then his Beneficiary will be the beneficiary or beneficiaries designated under the Savings Plan.

(c)	If no Beneficiary can be determined under the preceding provisions of this definition, then a Participant’s Beneficiary will be determined under the appropriate procedures set out in the Savings Plan, for determining a beneficiary, in the absence of proper Savings Plan designation.

“Board” means the Board of Directors of Loral, or any subsequent sponsor of the Plan, or the Board’s Executive Committee or Compensation Committee.

“Cause” is defined in Section 4.5.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and all applicable regulations, administrative guidance, and judicial rulings.

“Committee” means the administrative body appointed to administer the Plan under Article 5. The Committee is the plan administrator.

“Company” means Loral, or its successor as Plan sponsor. The Company shall act by resolution of its Board or Executive Committee.

“Company Stock” means the common stock of an Employer or Affiliate.

“Company Stock Fund” means an Investment Fund whose principal asset is Company Stock. The Committee will have the discretionary authority to establish a Company Stock Fund with respect to the Plan, or to discontinue such a Fund, without formal Plan amendment.

“Compensation” is defined by this Plan as it is under the Savings Plan, and essentially includes only an Employee’s base salary, except that:

(a)	under this Plan, the dollar limitations set by Code § 401(a)(17) do not apply to the term Compensation.

“Contributions” means the contributions that are permitted to be made under this Plan.

(a)	This Plan provides two different types of Contributions. These two types are distinguished as Employer Matching Contributions, and Retirement Contributions.

(b)	Both types of Contributions proved under this Plan may be collectively referred to under this Plan as “Employer Contributions.”

(c)	No voluntary Employee contributions or salary deferrals are permitted by the Plan.

(d)	Contributions are further defined in Article 3.

“Effective Date” means the date as of which the provisions of this Plan become effective. For the purpose of the current Restatement, the Effective Date is December 17, 2008. A later Effective Date may apply to certain Employers, and their Employees, who were not participating Employers as of the general Effective Date set out in this definition. For these Employers, the “Effective Date” will mean the date as of which their adoption of the Plan and its Trust is effective (if a Trust is established).

“Employee” is defined by the Savings Plan.

“Employer” means:

(a)	the Company and any other Affiliate, any division of any Affiliate, or any other affiliated entity that has adopted the Plan (or on whose behalf the Plan has been adopted), with the consent of the Company. Further, with respect to any Employee, the term “Employer” means its common-law employer. However, an Employer may never be a foreign entity.

(b)	Each Employer shall act by resolution of its Board of Directors. If the Employer is a limited liability company, it shall act by resolution of its Board of Managers; if the Employer is any other entity that is not a corporation, then it shall act by resolution of the Board of Directors of either its parent corporation, managing general partner, or general partner; if such a partner is not a corporation, then by the Board of Directors of the managing general partner (or general partner) of the managing general partner (or general partner), etc.

(c)	If the context of the Plan provision requires, the term “Employer” shall also include Loral.

“Employer Contribution” is a general term which includes both Retirement Contributions and Employer Matching Contributions, as each of those terms is defined under this Article 1.

“Employer Matching Contributions” are pre-tax Employer Contributions made to certain eligible Participants, under Article 3. Retirement Contributions shall not be considered to be Employer Matching Contributions.

“Employer Matching Contribution Account” means an account of a Participant established under the Plan, to which deemed and actual Employer Matching Contributions and their earnings, or losses, are credited.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all applicable regulations, administrative guidance, and judicial rulings.

“FICA” refers to the Federal Insurance Contributions Act employment tax imposed on employees.

“Investment Committee” means the group of one or more persons created, at the discretion of the Board, having investment authority over Trust and/or Plan assets, as described in Section 5.9.

“Investment Fund” means one of the several investment options offered for Participants’ Accounts, as described in Article 3.

“Investment Manager” means any person or company appointed under Section 5.10.

“Loral” means Loral Space & Communications Inc., or any successor Plan sponsor. Loral shall act by resolution of the Board.

“Participant” means an Employee who is eligible to participate in this Plan, and to accrue Plan benefits, because he has met the requirements of Article 2. As context demands, the term “Participant” shall also include a former Participant.

“Pension Plan” means the qualified defined benefit plan sponsored by Loral or another Employer. As of this Plan’s establishment, the Pension Plan is the Retirement Plan of Space Systems/Loral, Inc. The term “Pension Plan” is intended to mean the Retirement Plan of Space Systems/Loral, Inc. and any successor plan.

“Plan” means this Loral Savings Supplemental Executive Retirement Plan, as amended, and as from time to time in effect.

“Plan Sponsor” means Loral.

“Plan Year” means the Plan Year of the Savings Plan.

“Proper Application” means, for all Plan purposes, making any election, granting any consent, giving any notice or information, and making any communication whatsoever to the Committee or its delegates, in compliance with all Plan procedures, on forms or websites provided or approved by the Committee, and providing all information required by the Committee. A Proper Application will be deemed to have been made only if it is properly completed, as determined by the Committee.

“QDRO” means ”Qualified Domestic Relations Order.”

“Qualified Domestic Relations Order” means a court order as defined in Code Section 414(p) and ERISA Section 206(d)(3), and shall be subject to all administrative rules established under the Savings Plan. The Committee shall have full discretionary authority to determine whether any court order is a QDRO.

“Reg.” means Treasury Regulation Section.

“Required Payment Date” means the mandatory date on which Plan benefits are paid. The rules regarding the “Required Payment Date” are set out in Section 6.2 and 6.3(b).

“Retirement Contributions” are pre-tax Employer contributions made to certain eligible Participants, under Article 3. “Employer Matching Contributions” are not considered to be “Retirement Contributions.”

“Retirement Contribution Account” means an account of a Participant established under the Plan, to which deemed and actual Retirement Contributions and their earnings, or losses, are credited.

“Savings Plan” is

(a)	the qualified defined contribution plan sponsored by Loral or another affiliated Employer, in which a Participant participates. As of this Plan’s establishment, the Savings Plan is the Loral Savings Plan, as amended. The term “Savings Plan” is intended to mean the Loral Savings Plan, and any successor plan.

(b)	Should any definition in this Plan be determined by a defined term in the “Savings Plan,” or any provision of this Plan be determined by a corresponding provision in the Savings Plan, then, should this underlying Savings Plan definition or provision be amended, then the identical amendment will apply to this Plan. The effective date of the Savings Plan amendment will also be the effective date of the amendment, under this Plan.

“Service” is defined under the Savings Plan. However, if the Plan explicitly states that “Service” shall be defined under the Pension Plan, for certain purposes, then it shall be so.

“Separation from Service” :

(a)	The term “Separation from Service” shall have the meaning set by Reg. §1.409A-1(h).

(b)	Specifically, a Separation from Service shall be considered to occur on the date as of which the Employer and Participant reasonably anticipate that either (1) no further services will be performed, or (2) that the Participant will continue to perform services for the Employer, as either a regular employee or as an independent contractor, but that the Participant’s work schedule or bona fide level of services will permanently be less than 50% of the average schedule or level that the Participant had performed, over the previous three anniversary years.

(1)	Further, a Separation from Service shall occur only if the Participant does not exceed the less-than-50% schedule that is detailed in the preceding sentence.

(c)	If a Participant initially undergoes a termination of employment that does not meet the criteria of a Separation from Service, then no Separation from Service will be recognized under this Plan, until the Participant has incurred a Separation from Service that meets all the criteria of a “separation from service” as defined in Reg. §1.409A-1(h).

(1)	In this event, the Plan will deem that the Participant had undergone his initial termination of employment on the date of his ultimate Separation from Service.

(2)	Further, in this event, the circumstances of the initial termination of employment will determine the benefit paid under this Plan, rather than the circumstances of the ultimate “Separation from Service,” should this consideration affect Plan benefits or procedures.

(d)	This definition may be changed only under the rules set out in Reg. §1.409A-1(h)(1)(ii).

“Spouse” is defined as it is under the Savings Plan.

“Trust” has the same meaning as “Trust Agreement.”

“Trust Agreement” is the trust document that may be established by the Company, within its discretion.

(a)	If established, the Trust will be executed by the Company and the Trustee, describing the rights and liabilities of each, with respect to holding Contributions made to this Plan, and their earnings, should any such assets be held in the Trust. If established, the Trust will reflect the Company’s intention that the Plan shall be an unfunded plan, as detailed in Section 8.19.

(b)	If established, the Trust document shall be considered a part of this Plan.

(c)	The Company intends that no Trust need be established.

“Trustee” is the trustee or trustees that may, from time to time, hold office under the Trust Agreement (if a Trust is established). As context requires, the term “Trustee” may refer to either the Plan record-keeper, or to the fiduciary with responsibility for investing and holding the Plan’s assets. As clarity requires, this document shall specify whether the record-keeper or such a fiduciary shall substitute for the term “Trustee,” as the term “Trustee” appears within this document.

“Valuation Date” means each business day on which the Trustee or Plan record-keeper values Accounts under the Plan. As of the Effective Date, every business day is a Valuation Date. The frequency and occurrence of the “Valuation Dates” are subject to change, as determined by the Committee or the Trustee, without formal Plan amendment.

“Vesting Service” is Service measured to determine whether a Retirement Contribution or Employer Matching Contribution has become nonforfeitable. It is measured identically to Service.

“Year of Service” is defined under the Savings Plan. However, if the Plan explicitly states that “Service” shall be defined under the Pension Plan, for certain purposes, then it shall be so.

“Year of Vesting Service” is defined under the Savings Plan. However, if the Plan explicitly states that “Service” shall be defined under the Pension Plan, for certain purposes, then it shall be so.

Article 2Eligibility for Plan Participation and Benefit Accruals
2.1	General Rules of Eligibility for Plan Participation

(a)	An individual’s initial eligibility to be a Participant under this Plan is conditioned on his:

(1)	status as an “Employee” as that terms is defined in the Savings Plan,

(2)	inability to participate in the Pension Plan because of his hire or rehire date by an Employer, and

(3)	level of Compensation.

(b)	Specifically, if an individual is not an active Employee, then he cannot satisfy the initial conditions for eligibility under this Plan.

(1)	An employee of an Affiliate that is not an Employer cannot be a Participant, nor can Service performed for such an Affiliate be considered Accrual Service.

(c)	Further, an Employee will only be eligible to be a Participant if he was:

(1)	first hired by an Employer or Affiliate on or after July 1, 2006, or was

(2)	rehired by an Employer or Affiliate on or after July 1, 2006, but lacked 5 full Years of Vesting Service at his initial separation from Service, and had incurred at least one but fewer than five continuous Breaks in Service (as “Years of Vesting Service” and “Breaks in Service” is each defined in the Pension Plan),

(i)	so that this separation from Service caused him to lose all Service and benefit accruals with which he had been credited under the Pension Plan, prior to his first Break in Service (as “Service” and “Break in Service” are defined in the Pension Plan).

(d)	No Employee will be eligible to be a Participant in this Plan, or to accrue Plan benefits with respect to any period of Service during which he is an active participant in the Pension Plan.

(1)	Employer Contributions made under this Plan with respect to any Service credited as “Accrual Service” under the Pension Plan will be forfeited under this Plan.

(e)	Participation in this Plan can occur only during those periods during which the Plan is in effect. This Plan is effective only as of its Effective Date.

(f)	To be a Participant, an individual must meet all the preceding requirements of this Section. Additional requirements for eligibility for Plan Contributions are set out in Sections 2.2, 2.3, 2.4 and 2.5.

2.2	General Rules of Eligibility to Accrue Plan Benefits

(a)	Plan Participants who meet the conditions for Plan participation set out in Section 2.1 are still ineligible to accrue Plan benefits, unless they satisfy the conditions of this Section 2.2.

(b)	A Participant will accrue a Plan benefit with respect to any calendar year, only if:

(1)	his benefit accrued under the Savings Plan for that calendar year was limited because his base salary from his Employer exceeded the limit of credited compensation set by Code § 401(a)(17) for that calendar year; and

(2)	he has made the maximum dollar amount of voluntary contributions under the Savings Plan for that calendar year that is prescribed by Code §402(g), with respect to (1) elective pre-tax salary deferrals under Reg. §1.401(k)-1(a)(2)(I) and (2) after-tax “qualified Roth contribution program” salary deferrals under Code §402A(b).

(i)	Both types of contributions shall be combined, in determining whether the maximum dollar ceiling imposed by Code §402(g) for that calendar year has been reached.

(3)	In contrast, if a Plan Participant’s contributions under the Savings Plan for any calendar year have been limited solely by Code § 402(g) (limiting the combined dollar amount of both (1) voluntary, pre-tax deferrals and (2) voluntary after-tax “qualified Roth contribution program” deferrals) and was not also limited by Code § 401(a)(17), then that individual will not be eligible to accrue benefits under this Plan for that same calendar year.

(c)	In the event that an individual is a “highly compensated employee” as defined by Code §414(q), and his voluntary contributions under the Savings Plan are prospectively or retroactively curtailed or changed by the Committee of the Savings Plan (by limitation, distribution, or recharacterization) in connection with the nondiscrimination rules imposed on the Savings Plan, then:

(1)	the individual shall be deemed to have made voluntary contributions to the Savings Plan equaling the maximum amount permitted by Code §402(g) for that calendar year, if he has in fact actually made the maximum dollar amount of voluntary salary deferrals that the Committee, in its sole discretion, determines that he is allowed to make for that calendar year. In making this determination, the Committee of this Plan may consult with or even rely upon determinations made by the Committee of the Savings Plan.

(d)	Finally, the accrual of Plan Contributions and benefits for any calendar year is conditioned on the Plan’s crediting Accrual Service for that calendar year, as prescribed by Section 2.3.

2.3	How Accrual Service is Credited

(a)	Accrual Service under this Plan will be determined for each eligible Participant only as of December 31 of the calendar year for which a Retirement Contribution or Employer Matching Contribution is to be made.

(b)	As of this December 31st calculation date, Years of Accrual Service will be determined as equal to all the Participant’s credited Years of Service, as those Years of Service would be determined under the Savings Plan, as of that same December 31 date.

(c)	Neither Accrual Service nor Contributions shall be credited or accrued under this Plan, for any calendar year, until December 31 of that calendar year.

(d)	Thus, as of December 30 of any calendar year, a Participant will have been credited with no Accrual Service for that calendar year.

(e)	Aside from the preceding provisions, Accrual Service is measured identically to Service, as “Service” is determined under the Savings Plan.

2.4	Eligibility to Accrue Employer Matching Contributions under this Plan

(a)	For any calendar year, a Plan Participant will only be eligible to have Employer Matching Contributions made (or deemed to be made) on his behalf if he has, for that same year:

(1)	made the maximum dollar amount of pre-tax deferrals under the Savings Plan that is permitted under Code Section 402(g),

(2)	been credited with Accrual Service for that calendar year, as prescribed by Section 2.3.

(b)	If a Participant has made the maximum amount of salary deferrals permitted under the Savings Plan, and yet has still failed to contribute the maximum amount to the Savings Plan permitted under Code Section 402(g) because:

(1)	he was not an Employee for the full calendar year, or

(2)	he made contributions to another employer’s 401(k) plan, or

(3)	any other reason, then

(4)	the Participant will, nevertheless, be ineligible to have Employer Matching Contributions made on his behalf (or deemed to be made) under this Plan for the subject calendar year.

2.5	Eligibility to Accrue Retirement Contributions under this Plan

(a)	For any calendar year, a Plan Participant will only be eligible to have Retirement Contributions made (or deemed to be made) on his behalf if he has, for that same year:

(1)	been credited with Accrual Service for that calendar year, as prescribed by Section 2.3, and

(2)	been an active Employee on December 31 of that calendar year.

Article 3Contributions, Benefit Formulas, and Accounts
3.1	Deemed Contributions and Notional Accounts

(a)	Plan Contributions may be deemed to be made under this Plan, rather than actually made.

(b)	If an Employer Contribution (either an Employer Matching Contribution or Retirement Contribution) is accrued under the Plan’s benefit formula, then the Employer, in its discretion, may either make an actual Contribution, or it may deem that Contribution to have been made. This decision may be communicated to the Committee, without Board resolution, and without formal Plan amendment. The Committee will in turn direct the Trustee or record-keeper.

(c)	If the Contribution is deemed to have been made, then the Trustee or Plan record-keeper will account for the Contribution in a notional Account, as if it had been made.

(1)	Further details regarding the crediting of interest for notional Accounts are set out Section 3.4.

(d)	All the provisions and rules of this Plan pertaining to “Contributions,” “Employer Contributions,” “Employer Matching Contributions,” and “Retirement Contributions” apply identically to both actual and deemed Contributions. Similarly, all Plan provisions and rules pertaining to accrued benefits apply identically to both actual and deemed accrued benefits.

3.2	General Rules Concerning Contributions

(a)	Only Employer Contributions are permitted under this Plan. No voluntary Employee contributions or Employee salary deferrals are permitted.

(b)	Contributions under this Plan may be made in any medium, including Company Stock, within the discretion of the Committee.

(c)	Contributions accrued for any calendar year shall be made or deemed to be made by the June 30 following the close of the subject calendar year.

(d)	A Participant’s only rights in any Plan Contribution or its earnings are those set out in this Plan.

(e)	Contributions will be made by Employers only on behalf of their own Employees.

3.3	Discontinuance or Suspension of Employer Matching Contributions or Retirement Contributions under the Savings Plan; Employer’s Withdrawal from Basic Plan

(a)	Should any Employer Contribution under the Savings Plan (specifically the Employer Matching Contribution or the Retirement Contribution) be suspended or terminated, or should its rate or formula be changed, then the corresponding Contribution under this Plan shall be subject to the identical and corresponding change.

(1)	For example, if the rate of the Employer Matching Contributions were changed under the Savings Plan, then the Employer Matching Contribution under this Plan would undergo the identical change.

(b)	This change shall occur automatically under the Plan, without formal amendment, and shall be effective with respect to the same period of Service, and as of the same date that the change is effective under the Savings Plan.

(c)	Similarly, if any Employer should withdraw from the Savings Plan, then accruals under this Plan would cease, simultaneously with the cessation of accruals under the Savings Plan.

3.4	Accounting for Earnings and Losses in the Notional Accounts, and Paying Benefits from Notional Accounts

(a)	Participants may make investment elections for their notional Accounts, from among the Plan’s Investment Funds, through Proper Application.

(b)	If a Participant fails to make Proper Application to elect an investment election, then Contributions made on his behalf will be invested in the default investment option described in Section 3.10(b).

(c)	The Plan Trustee or record-keeper will account for the notional Accounts, allocating notional gains and losses according to the investment experiences of the actual Investment Funds.

(d)	If deemed Contributions are made, then actual Contributions corresponding to the deemed Contributions and any gains or losses credited under this Section 3.4 will be made, no later than a date determined by the Committee, that precedes the Participant’s Required Payment Date.

(e)	No interest will accrue with respect to the period of time between the date that the Participant’s Plan benefit is calculated, in preparation of its distribution, and the distribution date. Nor will losses be calculated during this same period.

(f)	Gains and losses for deemed Contributions will be credited as of the first date that the Contributions are credited to the notional Account. This first date shall be no later than as soon as is feasible following the deadline set for making or crediting Contributions, described in Section 3.2(c).

3.5	Formula for Employer Matching Contributions

(a)	The Plan’s eligibility rules for Employer Matching Contributions are set out in Section 2.4.

(b)	For each calendar year, Employers will make Employer Matching Contributions with respect to a certain portion of Compensation, on behalf of eligible Plan Participants, at a rate that is equal to the rate for Employer Matching Contributions set by the Savings Plan, for that year. Any changes made to the formula of Employer Matching Contributions under the Savings Plan will automatically apply to this Plan, as of the same effective date, with no formal amendment of this Plan.

(c)	The amount of credited Compensation subject to Employer Matching Contributions under this Plan equals the Employee’s total Compensation credited under this Plan for the calendar year, minus the maximum credited compensation permitted under Code § 401(a)(17) for that year.

(d)	As of the December 17, 2008 Effective Date, the Employer Matching Contribution rate under the Savings Plan is 4% of credited compensation under the Savings Plan for the calendar year.

(1)	This 4% figure is derived as follows: 66.67% X 6% = 4%.

(e)	The formula for this Plan’s Employer Matching Contribution is the same as that of the Savings Plan. Accordingly, effective 2007, this Plan’s Employer Matching Contribution formula is:

(1)	4% X (total Plan Compensation for calendar year minus maximum credited compensation permitted under Code § 401(a)(17) for that year.)

(f)	Employer Matching Contributions made under this Plan will not be limited by Code §415.

(g)	No Employee contributions or deferrals are permitted under this Plan. Instead, the Plan’s Employer Matching Contribution is based on a deemed Employee Contribution.

(h)	Example:

(1)	A Participant under this Plan has a base salary of $300,000 in 2009. Under the Savings Plan, only $245,000 of that amount is credited as “Compensation,” due to Code limits.

(2)	The Participant makes $15,000 in pre-tax deferrals to the Savings Plan; and he makes $1,500 in after-tax “qualified Roth contributions.” Together, these combined contributions total the maximum dollar amount set by Code §402(g) for that calendar year : $16,500. He makes no other after-tax deferrals.

(i)	(This amount exceeds the first 6% of Savings Plan credited compensation that is eligible to be matched by the Savings Plan Employer Matching Contributions.)

(3)	The Employer makes Employer Matching Contributions under the Savings Plan for this Participant, at a rate of 66.67% of the first 6% of Saving Plan credited compensation that the Participant has contributed as a pre-tax deferral: $9,800 (66.67 X 6% X $245,000 or 4% X $245,000)

(4)	Because the Participant has made the maximum dollar amount of pre-tax and/or qualified Roth after-tax deferrals permitted under the Savings Plan and Code § 402(g) for 2009, he will be eligible for an Employer Matching Contribution under this Plan.

(5)	The Plan will deem the Participant to have deferred his entire base salary, minus the portion of his compensation equal to the Code Section 401(a)(17) limit. For calendar year 2009, the Code § 401(a)(17) limit is $245,000.

(6)	Therefore, the amount of deemed deferral recognized by this Plan equals $55,000 ($300,000 — $245,000).

(7)	This Plan will therefore accrue an Employer Matching Contribution at the same rate in effect under the Savings Plan: 66.67% of 6% or 4%.

(8)	For 2009, this Plan makes an Employer Matching Contribution on behalf of the Participant at a rate of 4% of the “deemed” deferral recognized by the Plan. The Plan Employer Matching Contributions will be $2,200 (4% X $55,000 or 4% X ($300,000 — $245,000).

(i)	The Participant will accrue his Employer Matching Contributions under both the Savings Plan and this Plan. This Plan will not offset its prescribed Employer Matching Contribution, to reduce that amount by the Employer Matching Contribution made under the Savings Plan. Therefore the Employee’s total Employer Matching Contributions under both plans for 2009 will be $12,000 ($9,800 + $2,200).

(j)	In this example, had the Employee deferred any amount less than the Code 402(g) permitted maximum amount of $16,500 through pre-tax deferrals and/or after-tax “qualified Roth contributions” under the Savings Plan for 2009, then he would have been ineligible to receive any Employer Matching Contributions on his behalf, with respect to 2009 (subject to the special rule regarding “highly compensated employees” set out in Section 2.2(c).

3.6	Formula for Retirement Contributions

(a)	The Plan’s eligibility rules for Retirement Contributions are set out in Section 2.5.

(b)	The formula for Retirement Contributions under this Plan will be identical to the formula for Retirement Contributions under the Savings Plan, except:

(1)	The credited Compensation to which the Retirement Contributions are applied under this Plan will equal the Participant’s total Compensation credited by this Plan for that calendar year, minus the maximum credited compensation permitted under Code § 401(a)(17) for that year.

(2)	Any changes made to the formula of Retirement Contributions under the Savings Plan will automatically apply to this Plan, as of the same effective date, with no formal amendment of this Plan.

(c)	Retirement Contributions under this Plan will not be limited by Code § 415.

3.7	Accounts Established under the Plan

(a)	General rules. Accounts under the Plan shall be established in the name of each Participant or Alternate Payee. They shall record applicable Contributions made on his behalf, as well as any earnings or losses experienced with respect to the Plan assets. Subaccounts may be established within the discretion of the Trustee or record-keeper, to reflect investments within the particular Investment Funds, or to reflect whether or not Employer Matching Contributions have been made. The fact that allocations shall be made, accrued, and credited to individual Accounts shall not give the Participant any vested or other right to Plan benefits, except as expressly provided by this Plan.

(b)	Plan Accounts. Further details regarding the Accounts are provided in the definitions of each, in Article 1. The principal Plan Accounts are as follows:

(1)	Retirement Contribution Account

(2)	Employer Matching Contribution Account.

3.8	Plan Investment Funds

(a)	General rules.

(1)	The Investment Funds shall be precisely those funds offered under the Savings Plan.

(i)	It is intended that the Investment Funds offered under this Plan will change to mirror those of the Savings Plan, should any change in investment funds be effected under the Savings Plan. Such a change shall be made by the Committee, effective as of the effective date under the Savings Plan, without formal Plan amendment.

(2)	Each Investment Fund shall include allocated assets of the Plan and/or Trust, as determined by the Trustee or record-keeper, and may also temporarily include cash or short-term investments, pending further investment.

(3)	The establishment of Investment Funds may be effected by the Committee.

(4)	The Plan’s offering of Investment Funds is intended to meet the requirements of ERISA Section 404(c).

(b)	Investment of Fund dividend or earnings. Any earnings or dividends arising from a particular Fund will be reinvested into that same Fund.

(c)	Valuations. Valuations regarding all Investment Fund transactions shall be made each Valuation Day, and as set out in Plan Section 3.19, subject to the terms of the Trust (if established).

3.9	Fees and Expenses

(a)	Fees deducted from Participants’ Accounts. Certain Trustee and/or record-keeping fees will be deducted from the Participants’ Accounts.

(b)	Expenses deducted from Investment Funds.

(1)	Any investment management fees and portfolio management fees and taxes, as well as certain operational expenses arising from any Investment Fund, may be allocated to the particular Investment Fund, and further allocated to an individual Participant Account. However, management fees will generally not be allocated to the Company Stock Fund.

(2)	Brokerage fees and commissions may be charged to the Company Stock Funds.

(c)	General rules.

(1)	Any Plan expense not allocated to a Participant Account or Investment Fund shall be paid from Plan assets, to the extent that it has not been paid by an Employer.

(i)	When paid from Plan assets, expenses shall generally be allocated to the appropriate Accounts or forfeiture accounts of the particular Employees or Employer, to whom the expense relates.

(ii)	When paid by Employers, expenses shall generally be allocated to particular Employers, so that each Employer pays the expenses attributable to its own Employees.

(2)	The amount of the fees described in this Section 3.9 and the means of payment shall be established by the Committee, without formal amendment of the Plan.

3.10	How to Select among the Investment Funds

(a)	Investing future Contributions. Each Participant, upon enrolling in the Plan, may select among the Investment Funds available, with respect to the investment of his future Contributions. The record-keeper shall set procedures regarding how Proper Application for such investment directions can be made, without formal Plan amendment.

(b)	Default Investment Fund. The Investment Fund designated as the default Investment Fund under the Savings Plan, will also be the designated default Investment Fund under this Plan. This default Investment Fund will service as the Fund into which Contributions, deemed Contributions and earnings will be allocated, in the event that a Participant fails to make a timely Proper Application regarding his Investment Fund selection. If the designation of the default Investment Fund is changed under the Savings Plan, then the corresponding change will be made to this Plan, and shall be effected by the Committee without formal Plan amendment, effective as of the date that the change is effective under the Savings Plan.

(c)	Changing future investment elections. By making Proper Application, a Participant may also elect to change his investment direction as to future Contributions, on any business day. This change shall generally be effective as of the next pay period, or the next following.

(d)	Investing forfeitures. Forfeitures may be invested in any Investment Fund, at the discretion of the Committee, the Investment Committee, or any authorized Investment Manager.

(e)	Mechanical failure. Neither the Trustee, record-keeper, the Committee, nor any Employer shall be liable if any mechanical or electronic difficulty causes a failure to effect a Proper Application.

3.11	Transfers among Investment Funds – Changing Investment Selections

(a)	General rules. Transfers (also termed “exchanges”) among Investment Funds may be made by making Proper Application, on any business day, subject to the further provisions of this Section 3.11. The Trustee or record-keeper may restrict transfers to 5% or some other percentage of Investment Fund or Account balances, without formal Plan amendment. The transfer will generally be effective as of the next business day.

(b)	Restrictions regarding transfers between certain Stock Funds.

(1)	Transfers relating to the Company Stock Fund, if established, will be set by the Committee.

(2)	Under the contractual terms of certain Investment Funds, direct transfers between specific funds are not permitted. In these cases, assets must first be invested into a third fund, generally for 90 days, before the transfer to the restricted fund is made. This third fund may be the default Investment Fund described in Section 3.10(b), or any other Fund selected by the Committee, Investment Committee, or Investment Manager.

(c)	Mechanical failure in effecting a transfer. Neither the Trustee, the record-keeper, nor any Employer shall be liable if any mechanical or electronic difficulty causes a failure to effect a Proper Application.

3.12	Securities Law Restrictions on “Insider” Trading

Notwithstanding the foregoing provisions of this Article, a Participant who is considered by his Employer to be an “insider” as defined by the Section 16(b) of the Securities Exchange Act of 1934 and its regulations will be subject to certain restrictions regarding his ability to transfer into and out of the Company Stock Fund. These restrictions shall be established by the Committee.

3.13	Participant’s Statements

The Committee may elect to periodically furnish to each Participant a statement of his Accounts. These statements shall be deemed to have been accepted by the Participant and his Beneficiaries as correct unless written notice to the contrary is mailed to the issuer within 30 days after the delivery of the statement to the Participant.

3.14	Discontinued Funds

In the event any existing Investment Fund is discontinued (the “Discontinued Fund”), the Committee shall provide each Participant with notice of such discontinuance. The Committee shall also provide each Participant whose Account(s) are invested in the Discontinued Fund with an election period of at least 30 days in which to elect to transfer the value of his Account(s) invested in the Discontinued Fund to any other Fund. In the event any such Participant fails to make a Proper Application with respect to such transfer, the Committee shall direct the Trustee or record-keeper to transfer the value of such Participant’s Account(s) invested in the Discontinued Fund to either the default Investment Fund described in Section 3.10(b), or the most conservative Investment Fund, or to another Fund deemed to be the closest equivalent to the Discontinued Fund, as determined by the Committee.

3.15	Effect of Transfers Between Funds

All transfers (or exchanges) between Investment Funds shall be deemed a sale of the assets which must be disposed of, and a purchase of the assets which must be purchased, to effect such transfer. In the case of a sale or purchase of interests in an Investment Fund, such interests shall be valued as of the end of day of purchase.

3.16	Purchase of and Allocation of Company Stock

(a)	The shares of Company Stock from time to time required for purposes of the Plan may be purchased from the issuing Employer or Affiliate by the Trustee or the fiduciary with respect to the Plan assets. These shares may also be purchased on such stock exchange or in such other manner, as the Committee may, from time to time in its sole discretion, prescribe.

(b)	If the Committee has given no direction, then Company Stock may be purchased from such source by the Trustee or the fiduciary with respect to the Plan assets, in such manner as the Trustee or such fiduciary may determine, in its sole discretion.

(c)	Shares of Company Stock purchased from the issuer of the stock may be either treasury stock or newly-issued stock, and shall be purchased at the market value applicable as of the time of purchase, subject to the terms of the Trust Agreement (if established).

(d)	All funds in the Accounts of Participants that become available simultaneously for investment in Company Stock may be invested simultaneously or over a period of time, but funds that become available first shall be invested first. If such funds that become available simultaneously for investment are used to purchase shares of Company Stock at more than one price, the total number of shares so purchased shall be allocated on a full or fractional share basis, or both, as the case may be, to the respective accounts of the Participants ratably, as is appropriate.

(e)	The Trustee or the fiduciary with respect to the Plan assets may sell or exchange shares of Company Stock as it may determine, within its discretion. If a Participant has made Proper Application to transfer his Account balances out of the Company Stock Fund, then the Trustee or the fiduciary with respect to the Plan assets may treat these shares as having been purchased by it at the market value of Company Stock effective as of the transaction.

(f)	Notwithstanding any contrary Plan provision, the Trustee or the fiduciary with respect to the Plan assets shall not invest any Participant’s Account balance in any shares of Company Stock, unless at the time of the stock purchase, the shares are listed on either the New York Stock Exchange or NASDAQ.

(g)	The shares of Company Stock held with respect to the Plan shall be registered in the name of the Plan record-keeper, or the Trustee or its nominee (if a Trust is established), but shall not be voted by any such entity except as provided in this Article.

(h)	In the sole discretion of the Trustee or the fiduciary with respect to the Plan’s assets, investments in Company Stock in respect of the Accounts of more than one Participant, may be represented by a single certificate.

(i)	In the event that any option, right or warrant shall be received by the Trustee or the fiduciary with respect to the Plan’s assets on Company Stock to the credit of one or more Participants’ Accounts, then that entity shall sell the same, at public or private sale and at such price and upon such other terms as it may determine, and credit the proceeds thereof to the respective Accounts of such Participants, ratably in accordance with their interests therein, unless the Committee shall determine that such option, right or warrant should be exercised, in which case the Trustee or other fiduciary shall exercise the same upon such terms and conditions as the Committee may prescribe.

3.17	Voting of Company Stock

(a)	The fiduciary with respect to the Plan’s assets (which shall be the Trustee, if a Trust is established), or such an entity’s nominee, shall be entitled to vote, and shall vote, shares of Company Stock that are in the Accounts of Participants or are otherwise held by the fiduciary under the Plan, under the rules of this Section.

(b)	Such a fiduciary shall adopt reasonable measures to notify the Participant of the date and purposes of each meeting of stockholders of the issuer of Company Stock at which stockholders are entitled to vote, and to request instructions from the Participant to the fiduciary as to the voting at such meeting of full shares of Company Stock and fractions thereof in any Account of the Participant.

(c)	In each case, the fiduciary, itself or by proxy, shall vote full shares of Company Stock and fractions thereof in such Account or Accounts of the Participant in accordance with the instructions of the Participant.

(d)	If before such a meeting of Company Stock stockholders, the fiduciary has not received instructions from a Participant regarding how to vote his shares of Company Stock, or if the fiduciary otherwise holds shares of Company Stock under the Plan, the fiduciary shall vote these Company Stock shares proportionately in the same manner as the fiduciary votes the aggregate of all shares of Company Stock, with respect to which the fiduciary has received instructions from Participants.

(e)	Notwithstanding the preceding provisions of this Section 3.17, if a Trust is established then the provisions of this Section 3.17 will be subject to the terms of the Trust.

(f)	Any instructions as to voting given by Participants under this Section shall be confidential and shall not be divulged by any Plan fiduciary to anyone, including the Company, any other Employer or any director, officer, employee or agent of the Company, any other Employer or any person making an offer or soliciting proxies or any of their agents (except persons retained by the fiduciary to carry out its duties in that regard). It is the intent of this provision to ensure that the Company and any other Employer (and directors, officers, employees and agents and such other persons) cannot determine the instructions made by any Participant.

(g)	Shares of Company Stock may be tendered by the Trustee as set out in the Trust Agreement.

3.18	Employer’s Payments of Contributions with respect to Company Stock

(a)	Actual payments of Contributions made with respect to the Plan shall be made as set out in Section 3.4(d).

(b)	Each Employer shall make payments to the Trustee or fiduciary with respect to Plan assets as any such entity may require, in connection with the Plan’s acquisition of Company Stock under this Article 3.

3.19	Valuation of the Investment Funds

The record-keeper shall determine on each Valuation Date, in accordance with generally accepted valuation methods and practices, the fair market value of the Plan assets and deemed assets allocated to each Investment Fund, and each Account. The record-keeper shall credit income, dividends, expenses, and realized and unrealized gains and losses for the appropriate period. In making its valuations of the Investment Funds and the Accounts, the record-keeper shall have the absolute right to rely on the valuations of units of participation in any Investment Fund, or the underlying investments of any Investment Fund, furnished by any appropriate fiduciary or fund manager.

3.20	Effect of Valuations

The record-keeper’s valuations of any Investment Fund under this Article 3, and its determination of the value of the Participants’ Accounts based thereon shall be conclusive and binding upon the Employer, the Committee, and all Participants and their respective Beneficiaries.

3.21	No Liability for Fluctuations in Value

The benefits provided by this Plan shall be payable solely from the Trust, if it is established. Alternatively, Plan benefits shall be payable from the general assets of each Employer (with respect to that Employer’s employees who are Participants eligible for benefit payment, under this Plan). Each Participant and all persons who may derive rights under this Plan through or from a Participant are hereby charged with actual notice that all Accounts will increase or decrease in value from time to time as the assets of the Investment Fund fluctuate in value. The fact that a particular amount was credited to a Participant’s Account at some time is no assurance that such amount will ultimately be distributable hereunder and neither the Employer, the Committee, the Investment Committee (if any), the Trustee, nor any Investment Manager, guarantees in any way that the amount ultimately distributable to or on behalf of any Participant will be equal to any amount at any time credited to such Participant’s Account. Each Participant, by electing to participate in the Plan, assumes the risk of possible declines in the market value of his Account.

3.22	Corrective Adjustments to Accounts

(a)	If an adjustment to any Participant’s Account is required to correct any error (such as an incorrect payroll deduction or an incorrect allocation of any Contribution) or for any other reason, such an adjustment shall be made as soon as administratively feasible after the Committee first learns of the circumstances which require adjustment. Any such adjustment shall be made in accordance with the Plan characteristics (including, but not limited to, the price of assets, stock shares and units of Investment Funds) in effect during the months in which the adjustment is actually made to the Participant’s Account, except that adjustments of Employer Matching Contribution and Retirement Contribution Account contributions shall be at the rate(s) in effect during the month(s) in which the error occurred. No adjustment shall be made for any interest, dividend or other gain or loss not realized because of a delay in Contributions.

Article 1Article 4		Vesting and Forfeitures
4.1	Vesting Defined

(a)	“Vesting” means the right of a Participant to have a nonforfeitable interest in his accrued Plan Accounts. An “unvested” Participant’s rights are forfeitable. A “vested” Participant’s rights are not forfeitable.

4.2	Initial Vesting Requirements

(a)	A Participant shall be initially entitled to a benefit under this Plan only after satisfying the initial vesting requirements set out in this Section 4.2. Continued vesting under the Plan after a Participant’s Required Payment Date is subject to the provisions of Section 4.4.

(b)	To be initially vested in any Contribution, and its attendant earnings under this Plan, a Participant must:

(1)	have incurred a Separation from Service,

(2)	meet the requirements for Plan participation eligibility, under Section 2.1,

(3)	meet the requirements for Plan accrual eligibility, under Section 2.2, and

(4)	have completed 10 full Years of Vesting Service, subject to the exceptions set out in Sections 4.3(b) and 4.3(c).

4.3	Special Vesting Rules

(a)	Top-heavy vesting. Vesting rules imposed by the Savings Plan with respect to Code Section 416 shall not apply to this Plan. Savings Plan vesting changes made on account of Code § 416 shall not cause any corresponding change in this Plan.

(b)	Vesting upon death or disability. A Participant who dies while in active service will become immediately vested in his Plan benefits, as he would under the Savings Plan, subject to Section 4.4. However, a Participant’s disability will not accelerate his vesting, under this Plan.

(c)	Vesting if hired at age 60 or more. If a Participant is hired on or after his 60th birthday, then he shall satisfy the service requirement of Section 4.2(b)(4) by completing 5 full Years of Eligibility Service, rather than the 10 Years that is generally required under that Section.

(d)	Vesting if maximum salary deferrals were not made under Savings Plan. Periods during which a Participant has not made the maximum level of voluntary salary deferrals permitted under Code §402(g) under the Savings Plan will nevertheless be counted by this Plan, under Section 4.2(b)(4), for the purpose of crediting Years of Vesting Service.

4.4	Forfeiture after Plan Benefits have Commenced.

(a)	Notwithstanding any contrary Plan provision, and notwithstanding any initial vesting determination that may have been made with respect to any Participant under Section 4.2, all Plan Participants are subject to forfeiture of their Plan benefits after their Required Payment Dates have occurred, under this Section 4.4.

(b)	Forfeiture will occur under this Section 4.4 if the Committee determines that the former Participant’s actions, either before or after his Required Payment Date, constitute Cause.

(c)	Such a forfeiture shall be effective as of the date that the events of forfeiture have occurred, as determined within the sole discretion of the Committee. The Committee may therefore make a retroactive forfeiture determination. Any Plan benefits that have been paid after the effective date of the retroactive forfeiture determination shall be subject to the same procedures accorded to a mistaken payment under Section 8.9.

(d)	A forfeiture under this Section 4.4 will apply to future Plan benefits and benefits that have been previously paid, including death benefits under Section 6.3.

4.5	Cause.

(a)	Cause means the Participant’s or former Participant’s:

(1)	conviction, or having pled guilty or nolo contendere to any felony or any other crime that would have constituted a felony under the laws of the state in which the Plan sponsor is headquartered

(2)	having been indicted for any felony, or any other crime that would have constituted a felony under the laws of the state in which the Plan sponsor is headquartered, in connection with the Participant’s employment with any Employer

(3)	having breached any material provision of any noncompetition, nonsolicitation or confidentiality agreement with any Employer

(4)	having committed any fraud, embezzlement, theft, misappropriation of funds, malicious destruction of an Employer’s property, breach of fiduciary duty, improper disclosure of an Employer’s trade secrets or any other wrongdoing against any Employer, provided that any such commission was material

(5)	having engaged in any willful misconduct resulting in or reasonably likely to result in a material loss to any Employer or substantial damage to its reputation, or

(6)	having willfully breached in any material respect any material provision of his Employer’s Code of Conduct and, to the extent any such breach is curable, the Participant has failed to cure such breach within ten (10) days after written notice of the alleged breach is provided to the Participant.

4.6	Stock or Asset Sale Causing Plan Forfeiture

(a)	In the event that an entity that had been an Employer under this Plan is no longer within the controlled group (as defined by Code §414(b)) of the Plan sponsor on account of a stock or asset sale, then that entity will cease to be an Employer under this Plan, as of the effective date of the sale.

(b)	Consequently, all Participants under this Plan who are employees of the former Employer will forfeit their Plan benefits.

4.7	Additional Events of Forfeiture

(a)	Additional events giving rise to forfeiture of Plan benefits are described in Sections 2.1(d)(1) and 8.9.

4.8	Determinations by the Committee.

The Committee shall have full, final, and discretionary authority to make determinations under this Article 4. Any forfeiture determination made by the Committee shall be final, binding, and conclusive upon all affected Participants and their Beneficiaries.

4.9	Conditions for Payment Eligibility.

Notwithstanding the provisions of this Article 4, no Plan payment will be made to any Participant or Beneficiary, unless the conditions of Section 6.4 have been satisfied.

Article 5Plan Administration
5.1	Committee’s Discretionary Power to Interpret and Administer the Plan

(a)	Appointment. The Committee, consisting of one or more persons, shall be appointed from time to time by the Board to serve at its pleasure. Any member of the Committee may resign by delivering his written resignation to the Board. Any member of the Committee who ends his service as a common-law employee of any Employer or Affiliate, shall simultaneously cease to be a Committee member.

(b)	Role under ERISA. The Committee is the “named fiduciary” for operation and administration of the Plan, and the “administrator” under ERISA. The Committee is designated as agent for service of legal process.

(c)	Committee establishes Plan procedures. The Committee and its delegates shall from time to time establish rules and procedures for the administration and interpretation of the Plan and the transaction of its business.

(d)	Role of Human Resource and Benefits personnel. Employees of an Employer who are human resources personnel or benefits representatives are the Committee’s delegates and shall, under the authority of the Committee, perform the routine administration of the Plan, such as distributing and collecting forms and providing information about Plan procedures.

(e)	Discretionary power to interpret Plan.

(1)	The Committee has complete discretionary and final authority to (1) determine all questions, including factual questions, concerning eligibility, elections, forfeitures, and benefits under the Plan, (2) construe all terms under the Plan and the Trust, including any uncertain terms, and (3) determine all questions concerning Plan administration. All administrative decisions made by the Committee, and all its interpretations of the Plan documents, shall be given full deference by any court of law.

(2)	Information that concerns an interpretation of the Plan or a discretionary determination, can be properly provided only by the Committee, and not by any delegate (other than legal counsel).

(3)	Should any individual receive oral or written information concerning the Plan, which is contradicted by a subsequent determination by the Committee, then the Committee’s final determination shall control.

5.2	Rules and Powers of the Committee

(a)	Any act which the Plan authorizes or requires the Committee to do may be done by a majority of its members. The action of a such majority shall constitute the action of the Committee and shall have the same effect for all purposes as if made by all members of the Committee at the time in office. The Committee may act without any writing that records its decisions, and need not document its meetings or teleconferences. The Committee may also act through any authorized representative. The Committee may appoint one or more Investment Managers.

(b)	The majority of the Committee may authorize one or more of their number to execute or deliver any instrument, make any payment or perform any other act which the Plan authorizes or requires the Committee to do.

(c)	The Committee may employ counsel and other agents and may procure such clerical, accounting, actuarial and other services as they may require in carrying out the provisions of the Plan. Legal counsel are authorized as the Committee’s delegates.

(d)	No member of the Committee shall receive any compensation for his services as such.

(e)	The majority of the Committee may delegate Committee responsibilities among Employer directors, officers, or employees, and may consult with or hire outside experts.

(f)	All expenses of administering the Plan, including, but not limited to, fees of accountants, counsel and actuaries shall be paid as prescribed by Section 3.9.

(g)	To the extent that either the Investment Committee and or an Investment Manager is appointed, then the Committee is relieved of responsibility and liability with respect to Plan investments. To the extent that either the Investment Committee and or an Investment Manager is appointed, then the Committee shall not be the fiduciary with respect to the investment of Plan assets, notwithstanding its administrative, informational, or operational duties regarding the Investment Funds.

5.3	Claims Procedure

(a)	The Committee shall determine Participants’ and Beneficiaries’ rights to benefits under the Plan. In the event that a Participant or Beneficiary disputes an initial determination made by the Committee, then he may dispute the determination only by filing a written claim for benefits.

(b)	If a claim is wholly or partially denied, the Committee shall provide the claimant with a notice of denial, generally within 90 days of receipt, written in a manner calculated to be understood by the claimant and setting forth:

(1)	The specific reason(s) for such denial;

(2)	Specific references to the pertinent Plan provisions on which the denial is based;

(3)	A description of any additional material or information necessary for the claimant to perfect the claim with an explanation of why such material or information is necessary (if applicable); and

(4)	Appropriate information as to the steps to be taken if the claimant wishes the Committee to revise its initial denial. The notice of denial shall be given within a reasonable time period but no later than 90 days after the claim is received, unless circumstances require an extension of time for processing the claim. If such extension is required, written notice shall be furnished to the claimant within 90 days of the date the claim was received, stating that an extension of time is required, and providing the date by which a decision on the claim can be expected, which shall be no more than 180 days from the date the claim was received.

(5)	If no written notice of denial is provided by the Committee, then the claim shall be deemed to be denied, and the claimant may appeal the claim as though the claim had been denied.

(c)	The claimant and/or his representative may appeal the denied claim and may:

(1)	Request a review by making a written request to the Committee provided that such a request is made, within 60 days after receiving notice of the denied claim;

(2)	Review pertinent documents.

(d)	Upon receipt of a request for review or appeal, the Committee shall within a reasonable time period but not later than 60 days after receiving the request, provide written notification of its decision to the claimant stating the specific reasons and referencing specific plan provisions on which its decision is based, unless special circumstances require an extension for processing the review. If such extension is required, written notice shall be furnished to the claimant within 60 days of the date the request for review was received, stating that an extension of time is required, and providing the date by which an appeal decision can be expected, which shall be no more than 120 days from the date the request for review was received.

(e)	In the event of any dispute over benefits under this Plan, all remedies available to the disputing individual under this Article must be exhausted, within the specified deadlines, before legal recourse of any type is sought.

5.4	QDRO Claim

Claims relating to a domestic relations order as defined by Code § 414(p) or a draft QDRO, shall be determined under the Savings Plan’s procedures concerning domestic relations orders. The claims procedure described in the preceding section shall not apply to any such domestic relations order claim.

5.5	Indemnification of Fiduciaries; No Personal Liability

(a)	To the fullest extent permitted by law, each Employer agrees to indemnify, to defend, and hold harmless the members of the Investment Committee (if created) and the Committee and its delegates, individually and collectively, against any liability whatsoever for any action taken or omitted by them in good faith in connection with this Plan or their duties hereunder and for any expenses or losses for which they may become liable as a result of any such actions or non-actions unless resultant from their own willful misconduct; and each Employer will purchase insurance for the Investment Committee and the Committee and their delegates to cover any of their potential liabilities with regard to the Plan.

(b)	No Committee member or delegate shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member or delegate of a Committee nor for any mistake of judgment made in good faith, and each Employer shall indemnify and hold harmless each member of the Committee and each other officer, employee, or director of any Employer to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expenses (including counsel fees) or liability (including any sum in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith.

5.6	Power to Execute Plan and Other Documents

The members of the Committee and officers of the Company shall have the authority to execute governmental filings or other documents relating to the Plan (including the Plan document), or this authority may be delegated to another officer or employee of an Employer by either the Board or the Committee.

5.7	Conclusiveness of Records

In administering the Plan, the Committee may conclusively rely upon any Employer’s payroll and personnel records maintained in the ordinary course of business.

5.8	Power to Amend, Suspend, Terminate, or Withdraw from the Plan

(a)	General power to amend. The Board may, subject to the restrictions set out in this Section 5.8, amend the Plan in any respect, or suspend or terminate the Plan in whole or in part without the consent of any Participant or Beneficiary or any Employer whose employees are covered by this Plan. Any such amendment, suspension or termination may be made with or without retroactive effect, except as explicitly restricted by this Section 5.8.

(b)	Right to withdraw as participating Employer. Any Employer may withdraw from its participation in the Plan, at any time. Prior to the date that it validly effects its withdrawal, each Employer shall be fully subject to the terms of the Plan. An Employer which ceases to be part of the Plan sponsor’s 80% controlled group under Code §414(b) will be considered to have withdrawn as a participating Employer, and the Plan benefits of its employees shall be forfeited.

(c)	No retroactive cut-back of accrued benefits. Notwithstanding any other provision of this Section 5.8, this Plan may not be amended or terminated in any respect that has the effect of reducing or eliminating any Plan benefit that had accrued as of the effective date of the amendment or termination, unless the affected Participant or Beneficiary gives his written consent. That is, there shall be no retroactive cut-backs of accrued Plan benefits, without individual written consent. This prohibition against the retroactive cut-backs of accrued benefits will fully apply to any accrued Contributions and earnings that have only been deemed to have been made or earned.

(1)	The Committee has discretionary authority as to what constitutes an “accrued benefit” under this paragraph, and shall not be obliged to adopt the definition of Code §411(d)(6).

(d)	Plan amendments or withdrawals taking effect by December 31.

(1)	If this Plan is to be amended, terminated, or its Contributions are to be suspended, or if a participating Employer is to withdraw from the Plan, then any Employer’s action to effect this change must be taken by December 31 of that calendar year, in order to be effective for that calendar year, for reasons explained in Section 2.3.

(e)	Restrictions on amendments, set by Code §409A.

(1)	Any amendment of the defined term “Separation from Service” must satisfy the timing rules for such an amendment set out in Reg. §1.409A-1(h)(1)(ii).

(2)	Any amendment of the definition of Required Payment Date will affect only those Plan accruals earned in the service period beginning after the change is adopted.

(f)	Amendment of this Plan on account of Savings Plan amendment. As set out in Section 3.3 and Article 1, if certain amendments are made to the Savings Plan, then a corresponding amendment will automatically be made to this Plan, effective as of the same date as the Savings Plan amendment.

5.9	Investment Committee

(a)	Appointment of Investment Committee. The Board may, within its discretion, appoint an Investment Committee, of at least one person. The appointment of an Investment Committee shall relieve the Committee, Board, Company, and all other participating Employers from all fiduciary responsibility for all Plan assets under the control of the Investment Committee, to the fullest extent provided by law.

(b)	If established, the Investment Committee shall exclusively hold all powers regarding the selection of Investment Funds and the default Investment Fund, that are delegated to the Committee, under this Plan or the Trust.

(c)	The Investment Committee, if it is created by the Board, shall be a fiduciary of the Plan, but shall not be the “named” fiduciary, as that term derives under ERISA. The Board may also, within its discretion, decline to create an Investment Committee, or disband it at any time. Any member of the Investment Committee who ends his service as a common-law employee of any Employer or Affiliate, shall simultaneously cease to be an Investment Committee member.

(d)	Powers of the Investment Committee. The Investment Committee, if appointed, has the sole and final authority regarding the investment and management of Plan assets, under and subject to the terms of this Plan and the Trust (if the Trust is established). The Investment Committee may delegate its responsibilities, appoint Investment Managers, oversee its delegates, and each Investment Committee member may execute documents on behalf of the Investment Committee, with respect to Plan assets.

(e)	Any act which the Plan or Trust authorizes or requires the Investment Committee to do may be done by a majority of its members. The action of such a majority shall constitute the action of the Investment Committee and shall have the same effect for all purposes as if made by all members of the Committee at the time in office. The Investment Committee may act without any writing that records its decisions, and need not document its meetings or teleconferences. The Investment Committee may also act through any authorized representative.

(1)	The majority of the Investment Committee may authorize one or more of their number to execute or deliver any instrument, make any payment or perform any other act which the Plan authorizes or requires the Investment Committee to do.

(2)	The Investment Committee may employ counsel, outside experts, and other agents and may procure such clerical, accounting, actuarial and other services as they may require in carrying out the provisions of the Plan.

(3)	No member of the Investment Committee shall receive any compensation for his services as such. All expenses relating to the Investment Committee’s activities, including, but not limited to, fees of accountants, counsel and actuaries shall be paid by as prescribed by Section 3.9(c).

5.10	Investment Manager

(a)	The Committee, the Board, or the Investment Committee (if any) may, within its discretion, appoint an Investment Manager, as that term is defined under ERISA, who shall have authority over the investment of that portion of the Plan assets, over which it is given control.

(b)	If appointed, the Investment Manager shall exclusively hold all powers regarding the selection of Investment Funds that are delegated to the Committee, or to the Investment Committee, under this Plan or the Trust, with respect to Plan assets under its control.

(c)	The appointment of an Investment Manger shall relieve the Committee, Board, Company, and all other participating Employers from all fiduciary responsibility for all Plan assets under the control of the Investment Manager, to the fullest extent provided by law.

Article 6Payment of Benefits
6.1	General Rules for the Payment of Plan Benefits

(a)	General rules. Plan payments will only be made if prescribed by the terms of the Plan. The principal rules for Plan payments are set out in this Article 6 and Article 8.

(b)	Medium of distribution. Plan benefits will be payable only in cash, in a single lump sum.

(c)	Vesting is a condition of payment. Benefits under this Plan will be payable only to a vested Participant, or to the Beneficiary of a vested Participant.

6.2	Required Payment Date.

(a)	Every vested Participant must receive his Plan benefit on his Required Payment Date.

(b)	The Required Payment Date is any day falling in the 90-day period immediately following the later of: (1) the day that the Participant reaches age 55, or (2) the day that is six months after the date of the Participant’s Separation from Service.

(c)	The Participant will have no power or authority to select the start date of the Plan benefit within the 90-day period; this determination shall be solely within the discretion of the Committee.

(d)	The Required Payment Date cannot be delayed or accelerated. It is a mandatory payment date. Participants shall not be given any election or power to change the timing of this date.

6.3	Payments to a Beneficiary.

(a)	If a Participant dies while in active service, or before his vested Plan benefits have been distributed, then his unpaid accrued Plan benefit will be paid to his Beneficiary.

(b)	The Required Payment Date for a Beneficiary will be a day that falls during the 90-day period immediately following the Participant’s date of death.

(c)	The Beneficiary will have no power or authority to select the start date of the Plan benefit; this determination shall be solely within the discretion of the Committee.

(d)	If the Committee requires the Beneficiary to make Proper Application to receive the benefit under this Section 6.3, it shall set deadlines by which the proper Application must be completed. Should the Beneficiary fail to meet those deadlines, then the Committee has the discretion to determine the Plan benefit forfeited, in order to preserve the mandatory payments dates set under Section (b).

6.4	FICA and Other Tax Withholding

(a)	After a Participant becomes initially vested in his accrued Plan benefit, under Section 4.2 or 4.3(b), his Employer may (or the Company may, on behalf of the Employer), within the Employer’s or the Company’s sole discretion, remit to the appropriate tax authorities an amount, sufficient in the Committee’s sole discretion to satisfy all FICA, federal, and other tax or withholding tax requirements imposed on the Participant or his Beneficiary, that are related to the accrued Plan benefit.

(b)	If the Participant is actively employed as of the initial vesting date determined under Section 4.2, then an amount equal to any withholding amount that is paid by the Employer or Company under Section Article 6(a) may, within the sole discretion of the Employer, be deducted from the Participant’s compensation, ratably over a period of 12 continuous months, beginning with the date of vesting. These deductions, if made, will be retained by the Employer, as reimbursement for the payment made under Section Article 6(a).

(c)	To the extent that any portion of the amount paid under Section Article 6(a) has not been reimbursed to the Employer by the Participant’s or his Beneficiary’s Required Payment Date, then that unreimbursed portion shall be deducted from benefits payable under this Plan, and shall be retained by the Employer as reimbursement. The provisions of this paragraph shall apply under all circumstances, without regard to the reason why full deductions were not made from the Participant’s compensation.

(d)	Alternatively, the Committee may require, upon a Participant’s becoming fully vested under Section 4.2 or 4.3(b), as a condition of the Plan’s ultimate payment of benefits, that the Participant or Beneficiary remit to the Company an amount, sufficient in the Committee’s sole discretion to satisfy all FICA, federal, and other tax or withholding tax requirements imposed on the Participant or his Beneficiary, related to the accrued Plan benefit.

(e)	The Committee’s request for any payment from a Participant or Beneficiary will be subject to a deadline set by the Committee. Should the Participant or Beneficiary fail to meet the deadline, then the Committee has the discretion to determine the Plan benefit forfeited, in order to preserve the mandatory payments dates set under Sections 6.2 and 6.3(b).

(f)	The Committee hereby specifically delegates to the Trustee or paying agent the responsibility to be liable for income tax withholding, and to withhold the appropriate amount from any payment made under the Plan, in accord with the provisions of applicable law and regulation, and under the preceding provisions of this Section 6.4.

6.5	Loans.

(a)	No loans are permitted under this Plan.

6.6	Withdrawals

(a)	No in-service withdrawals, including hardship withdrawals, are permitted under this Plan.

6.7	No Automatic Rollovers.

Payments under this Plan shall be administered without regard to Code Section 401(a)(31). Accordingly, no mandatory rollovers of any Plan payments to an IRA need ever be made under this Plan.

Article 1Article 7		The Trust
7.1	Trustee

(a)	As set out in the definition of “Trust,” in Article 1, the Board has full discretion as to whether or not a Trust will be established under this Plan. The provisions of this Article 7 shall apply only in the event that a Trust is established, and are effective only for any period during which a Trust is established.

(b)	The Company may appoint one or more individuals or corporations to act as Trustee under the Plan, and at any time may remove the Trustee and appoint a successor Trustee. The Company may, without reference to or action by any Employee, Participant or Beneficiary or any other Employer, enter into such Trust Agreement with the Trustee and from time to time enter into such further agreements with the Trustee or other parties, make such amendments to such Trust Agreement or further agreements and take such other steps that the Company in its sole discretion may deem necessary or desirable to carry the Plan into effect or to facilitate its administration.

(c)	The Trustee and the Company may by mutual agreement in writing arrange for the delegation by the Trustee to the Committee of any of the functions of the Trustee, except the custody of assets, the voting of Company Stock held by the Trustee, and the purchase and sale or redemption of securities.

7.2	General Rules Regarding the Trust

(a)	The Company may maintain a Trust in order to implement and carry out the provisions of the Plan and to finance the benefits under the Plan, by entering into one or more Trusts. The Trust is a part of this Plan, and all rights which may accrue to any person under this Plan shall be subject to all the terms and provisions of the Trust.

(b)	The Trust shall separately account for the Contributions made by or on behalf of each separate Employer, and also separately account for Contributions made by the Loral Skynet division.

(c)	All benefits payable under the Plan shall be paid under the Trust Agreement.

7.3	Common Trust Funds

The Plan adopts and includes the provisions of any group or common trust fund in which the Trust participates.

Article 8

General Provisions

8.1	Effective Date of Plan Provisions

All Plan provisions are effective as of the Effective Date, unless the Plan specifically provides for a different effective date.

8.2	No Alienation or Assignment

Except as explicitly provided in this Article 8, all interests in this Plan, whether vested or not, of any Participant, former Participant or Beneficiary, shall not be subject in any manner to the debts or other obligations of the person to whom they are payable and shall not be subject to transfer, anticipation, sale, assignment, alienation, bankruptcy, pledge, attachment, charge, or encumbrance in any manner, either voluntarily or involuntarily; including but not limited to execution, sequestration, or other legal or equitable process, or transferability by operation of law in the event of bankruptcy, insolvency, or otherwise. The sole exceptions to the preceding provisions of this Section 8.2 are that rights under this Plan may be transferred by will, by the laws of descent and distribution, or under a court-issued domestic relations order.

8.3	QDROs

(a)	The provisions of Section 8.2 shall not prevent the creation or assignment of any individual’s right to a benefit payable with respect to a Participant, pursuant to a Qualified Domestic Relations Order (QDRO).

(b)	The procedures applicable to qualified domestic relations orders under the Savings Plan shall fully apply to this Plan.

(c)	Should any court order be issued after a Participant’s or Alternate Payee’s death, it will be considered a QDRO only if it (1) relates to and reflects an earlier order issued before death, and (2) meets the QDRO requirements.

(d)	The Committee shall have final, discretionary authority to administer and interpret any QDRO, including any uncertain terms, and to determine whether any order is a QDRO, or whether any draft order meets the QDRO requirements .

8.4	Plan Not Employment Contract

This Plan does not constitute a contract to employ, nor a consideration for the employment of any person. It does not give to any person the right to be continued in employment; and all Participants remain subject to change of salary, transfer, change of job, discipline, layoff, discharge or any other change of employment status.

8.5	Governing Law, Code §409A, and Construction of this Plan Document

(a)	It is intended that the Plan conform to and meet the applicable requirements of ERISA and the Code. Except to the extent preempted by ERISA, the validity of the Plan or of any of its provisions shall be determined under, and it shall be construed and administered according to, the laws of the state of Plan sponsor’s headquarters (including its statute of limitations provisions, and all substantive and procedural law, and without regard to its choice of laws provisions).

(b)	This Plan is intended to conform to the Code, and shall be interpreted and administered accordingly.

(c)	This Plan is intended to be compliant with Code §409A (“409A”). The Plan shall be interpreted and administered to realize that intent.

(1)	This Plan shall be administered and interpreted to be fully compliant with 409A, even if this document fails to fully reflect all required 409A provisions and requirements, or even if its provisions are ambiguous.

(2)	In connection with the preceding paragraph, if any provision of the Plan document is found to be noncompliant with Code § 409A in any jurisdiction, the provision shall be struck as void ab initio and a compliant provision shall be deemed substituted for the noncompliant provision, so that the substituted compliant provision may preserve, to the maximum lawful extent, the intent that this Plan shall be compliant under 409A.

(3)	Any court or arbitrator taking the actions set out in the preceding paragraph shall have the authority and shall be instructed to substitute a 409A compliant provision. Provided, however, that if any noncompliance under 409A is due to a deficiency of one or more Plan terms or provisions, then appropriate terms or provisions shall be deemed to be added to cure the noncompliance, so that the addition preserves, to the maximum lawful extent, the intent that the Plan be exempt or compliant under 409A. Any such court or arbitrator shall have authority and shall be instructed to supplement the Plan document with the appropriate compliant terms or provisions.

8.6	Gender and Number

Whenever any words are used in this Plan in the masculine gender, they shall be construed as though they were also used in the feminine gender, whenever this would be appropriate. Similarly, whenever any words are used in the singular or plural form, they shall be construed as though they were also used in the other form, whenever appropriate.

8.7	Headings of Sections and Articles

The headings of Sections and Articles are included solely for convenience. They are not intended to define, limit, or aid in the interpretation of the text which they head.

8.8	Illegality of Particular Provisions

The illegality of any particular provision of this Plan shall not affect any other Plan provisions, and the Plan shall be construed in all respects as if the invalid provision were omitted.

8.9	Mistaken Payments

(a)	No Participant or Beneficiary shall have any right to any payment made

(1)	in error

(2)	in contravention to the terms of the Plan, the Code, or ERISA or

(3)	because the Committee or its delegates were not informed of any death.

(b)	The Committee shall have full rights under the law and ERISA to recover any such mistaken payment, and the right to recover attorney’s fees and other costs incurred with respect to such recovery. Recovery shall be made from future Plan payments, or by any other available means.

8.10	Receipt is Release for Payments and Claims

Any payment made under this Plan to any Participant, Beneficiary, or to any representative, guardian or any other person or entity acting on behalf of such a recipient under Section 8.15 or any other Plan provision, shall fully satisfy all rights and claims arising under this plan against the Trustee, Committee, any other Plan fiduciary, and the Employer. The Committee and the Trustee may require any such Participant, Beneficiary or representative described in Section 8.15 or any other Plan provision, as a condition precedent to such payment, to execute a receipt and release from all claims and liability, in any form required by the Trustee or the Committee.

8.11	Missing Participant or Beneficiary

(a)	The Committee shall make all reasonable attempts to determine the identity and address of a Participant or Beneficiary who is entitled to payment under the Plan.

(1)	For this purpose, a reasonable attempt means (a) mailing by certified mail of a notice to the distributee’s last known address, shown on the Employer’s or the Committee’s records, and (b) notification sent to the Social Security Administration (under its program to identify payees under retirement plans).

(b)	If after a reasonable attempt the Committee cannot locate the Participant or Beneficiary, then, 5 years after the benefit first became payable under Article 6, a notice may again be mailed to the last known address of the Participant. If the Participant does not respond within three months, the Committee may elect, upon advice of counsel, to remove all records of the Participant’s Accounts from the Plan’s current records, and the former Account balances shall be used to offset future Employer Contributions, or for any other Employer purpose, as the Committee shall determine. If the Participant or his Beneficiary subsequently presents a valid claim for benefits to the Committee, the Committee may cause the Account, equal to the amount which was expunged from the records under this Section, to be restored and paid, under Article 6, if the Committee determines such action to be appropriate.

(1)	Alternatively, the relevant, unpaid Account balances may be held by the Trust, or by the fiduciary with respect to Plan assets.

8.12	Right to Plan Benefits

(a)	The rights or entitlement of any Participant or Beneficiary shall be no greater than those of an unsecured general creditor of the appropriate Employer, subject to the Trust Agreement (if established).

(b)	No person has any right or interest in Plan assets except as expressly provided in the Plan.

8.13	Payment of Plan Expenses.

8.14	Plan expenses shall be paid as prescribed by Section 3.9. Exclusive Benefit and Return of Employer Contributions

(a)	The Committee’s obligation to administer the Plan for the exclusive benefit of Participants and Beneficiaries will nevertheless permit the return of Employer Contributions to the Employer, in the following circumstances:

(1)	if a Contribution or a portion of a Contribution is made with respect to this Plan by the Employer by a mistake of fact, mistake of law, or miscalculation, then that amount may be returned to the Employer, or

(2)	if the Plan is terminated, and all vested Plan benefits are distributed.

(b)	Contributions returned to the Employer will be adjusted to reflect the earnings and losses experienced since they were initially made, so that the precise amount returned to the Employer may be greater or lesser than the Contribution amount.

(1)	Deemed Contributions will not result in any return of monies to the Employer.

8.15	Incompetency or Minority of Distributee

(a)	In the event the Committee determines in its discretion that any Participant or Beneficiary, receiving or entitled to receive benefits under the Plan is incompetent to care for his affairs, and in the absence of the appointment of a legal guardian of the property of the incompetent, benefit payments due under the Plan (unless prior claim has been made by a duly qualified guardian, committee or other legal representative) may be made to the spouse, parent, brother or sister or other person, including a hospital or other institution, deemed by the Committee to have incurred or to be liable for expenses on behalf of such incompetent.

(b)	In the absence of the appointment of a legal guardian of the property of a minor, any minor’s share of benefits payable under the Plan may be paid to such adult or adults as in the discretionary opinion of the Committee have assumed the custody and principal support of such minor.

(c)	The Committee, however, in its sole discretion, may require that a legal guardian for the property of any such incompetent or minor be appointed, before authorizing the payment of benefits in such situations.

(d)	Neither the Trustee, the Committee, any other fiduciary, nor any Employer shall be required to verify or insure that any distributions made to any third parties under this Section are applied for the benefit of such minor or incompetent or incapacitated Beneficiary.

(e)	If an immediate determination under this Section 8.15 cannot be made, then Section 8.16 shall apply.

8.16	If Proper Payee Cannot Be Immediately Determined

(a)	If the Committee is in doubt as to either the right of any person to receive a Plan benefit, or the correct person to receive a payment, the Committee may direct the Trustee or other payor:

(1)	to retain such amount until the rights to the payment are determined

(i)	neither interest nor earnings will be credited with respect to the amount, during the period of retention by the Trustee or other payor

(2)	to pay the amount into any court of appropriate jurisdiction and this payment to court shall be a complete discharge of the liability of the Plan and the Trust (if established) with respect to the underlying Plan benefit, and the payment to court, or

(3)	to make payment only upon receipt of a bond or similar indemnification (in such amount and in such form as is satisfactory to the Committee).

8.17	Notice to the Committee

If any provision in the Plan describes an Employee or Beneficiary’s election application, or notice to the Committee, then any such action shall only be effective if it is made by Proper Application. Any such written communication shall be deemed to have been made or given on the date received by the Committee or its delegate.

8.18	Conclusiveness of Records

In administering the Plan, the Committee may conclusively rely upon the Employer’s payroll and personnel records maintained in the ordinary course of business.

8.19	Unfunded Plan

(a)	The Plan is intended to constitute an unfunded, nonqualified deferred compensation, excess benefit pension plan for a select group of management or highly compensated employees, for the purposes of ERISA.

IN WITNESS WHEREOF, on behalf of Loral Space & Communications Inc., a Company officer or Committee member, authorized under this Plan, has executed this Plan, the Loral Savings Supplemental Executive Retirement Plan, informally known as the Loral Savings SERP, the Loral DC SERP, and the Loral 401(k) SERP, this 17th day of December 2008.

on behalf of Loral Space & Communications Inc. By: /s/ Michael B. Targoff

Signature Printed name: Michael B. Targoff

Title: Chief Executive Officer and President